Exhibit 10.11
AMENDMENT NUMBER TWO
to the
AMENDED AND RESTATED SALE AND SERVICING AGREEMENT,
dated as of November 12, 2004,
among
OPTION ONE OWNER TRUST 2003-5,
OPTION ONE LOAN WAREHOUSE CORPORATION,
OPTION ONE MORTGAGE CORPORATION
and
WELLS FARGO BANK, N.A.
          This AMENDMENT NUMBER TWO (this “Amendment”) is made and is effective as of this 10th day of November, 2006 among Option One Owner Trust 2003-5 (the “Issuer”), Option One Loan Warehouse Corporation (the “Depositor”), Option One Mortgage Corporation (the “Loan Originator” and the “Servicer”) and Wells Fargo Bank, N.A., (formerly known as Wells Fargo Bank Minnesota, National Association) as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Sale and Servicing Agreement, dated as of November 12, 2004 (as amended, the “Sale and Servicing Agreement”), among the Issuer, the Depositor, the Loan Originator, the Servicer and the Indenture Trustee.
RECITALS
          WHEREAS, the parties hereto desire to amend the Sale and Servicing Agreement subject to the terms and conditions of this Amendment.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement.
          SECTION 2. Amendments.
     (a) Section 1.01 of the Sale and Servicing Agreement is hereby amended by deleting in its entirety the definition of “Revolving Period” and replacing it with the following:
     Revolving Period: With respect to the Notes, the period commencing on November 10, 2006 and ending on the earlier of (i) 364 days after such date, and (ii) the date on which the Revolving Period is terminated pursuant to Section 2.07.
     (b) Article V of the Sale and Servicing Agreement is hereby amended by adding Section 5.07 following Section 5.06 to read in its entirety as follows:
          Section 5.07. Monthly Payment Information.

     The Servicer shall provide to Citigroup Global Markets Realty Corp within one (1) Business Day of any request, updated payment information regarding any of the Loans, including current paid-through information.
     SECTION 3. Representations. In order to induce the parties hereto to execute and deliver this Amendment, each of the Issuer and the Depositor hereby jointly and severally represents to the other parties hereto and the Noteholders that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Sale and Servicing Agreement.
          SECTION 4. Guaranty. Reference is hereby made to that certain Guaranty, dated as of November 1, 2003 (the “Guaranty”), made by H&R Block, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as indenture trustee. H&R Block, Inc., as guarantor pursuant to the Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Guaranty shall remain in full force and effect and shall apply to all of the Guaranteed Obligations (as defined in the Guaranty), as such term is amended or affected by this Amendment.
          SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Sale and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Sale and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Sale and Servicing Agreement, any reference in any of such items to the Sale and Servicing Agreement being sufficient to refer to the Sale and Servicing Agreement as amended hereby.
          SECTION 6. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Initial Noteholder all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Initial Noteholder, (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.
          SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
          SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
          SECTION 9. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust

Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-5 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTION ONE OWNER TRUST 2003-5

By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

OPTION ONE LOAN WAREHOUSE CORPORATION

By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Indenture Trustee

By:
Name:
Title:
Acknowledged and Agreed as
of the date first above written:

H&R BLOCK, INC.

By:
Name:
Title: